Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-04039) for the 2003 Nonqualified Stock Option and Stock Plan of Signalife, Inc. (formerly “Recom Managed Systems, Inc.”) of our report dated March 26, 2006 related to the financial statements of Signalife, Inc. as of and for the year ended December 31, 2005, appearing in the Signalife, Inc. 2005 Annual Report on Form 10-KSB.

/s/  Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

March 31, 2006